EXHIBIT 99.1

Final

UTStarcom Releases Financial Results for the First Quarter of 2007

Company Expects to Report Second Quarter Financial Results As Soon As Practicable  — At Which Time The Company Will Host a Conference Call to Discuss Both Q1 and Q2 Results

ALAMEDA, Calif., October 17, 2007 — UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP-based, end-to-end networking solutions and services, today reported financial results for the first quarter of 2007.   The Company also announced it expected to file its financial results for the second quarter of 2007 as soon as practicable, at which time the Company will host a conference call with investors to discuss both first and second quarter results.

Net sales for the first quarter 2007 were $475.9 million.  Gross margins for the first quarter 2007 were 15.8% and net loss for the quarter was $54 million, or a loss of ($0.45) per share.

“Although we are disappointed with our first quarter results, as we begin to look forward, we are encouraged by the number of new contracts and new customers we signed recently as well as the momentum of our core businesses, particularly for IPTV in China and India,” stated Fran Barton, Chief Financial Officer of UTStarcom, Inc.

About UTStarcom, Inc.
UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The company sells its broadband, wireless, and handset solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in the United States, China, Korea and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements
This release includes forward-looking statements, including the foregoing statements regarding the Company’s expectations with respect to the timing of its filing of its financial statements for the second quarter of 2007 with the Securities and Exchange Commission. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of the Company to complete its preparation of its Form 10-Q for the quarter ended June 30, 2007.  The Company also refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contact
Chesha Kamieniecki
Director of Investor Relations
UTStarcom, Inc.
(510) 749-1560

UTStarcom, Inc.
Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2007	2006
	(Unaudited)	(As reported)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$572,918	$671,169
Accounts receivable, net	352,936	406,080
Notes receivable	6,161	5,060
Inventories	654,662	635,838
Prepaids and other current assets	132,004	101,795
Short-term restricted cash and investments	5,620	16,666
Total current assets	1,724,301	1,836,608
Property, plant and equipment, net	210,042	213,155
Long-term investments	45,087	47,809
Goodwill	3,063	3,063
Intangible assets, net	52,397	56,443
Long-term deferred costs	172,895	176,649
Other long-term assets	39,575	40,223
Total assets	$2,247,360	$2,373,950

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$265,519	$304,869
Short-term debt	378,416	102,758
Income taxes payable	—	2,483
Customer advances	312,363	265,812
Deferred revenue	96,874	95,742
Other current liabilities	191,807	271,400
Total current liabilities	1,244,979	1,043,064

Long-term deferred revenue	251,369	261,014
Long-term debt	521	275,161
Other long-term liabilities	21,881	13,858
Total liabilities	1,518,750	1,593,097

Minority interest in consolidated subsidiaries	6,029	6,493
Stockholders’ equity:
Common stock: $0.00125 par value; 750,000,000 authorized shares; 121,299,113 issued and 121,294,645 outstanding at March 31, 2007 and December 31, 2006	152	152
Additional paid-in capital	1,208,349	1,205,592
Accumulated deficit	(549,577)	(494,244)
Accumulated other comprehensive income	63,696	62,899
Treasury stock: 4,468 shares held in treasury at March 31, 2007 and December 31, 2006	(39)	(39)
Total stockholders’ equity	722,581	774,360
Total liabilities, minority interest and stockholders’ equity	$2,247,360	$2,373,950

UTStarcom, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)

	Three months ended March 31,
	2007	2006
	(Unaudited)	(As restated)
Net sales	$475,902	$601,981
Cost of sales	400,617	478,190
Gross profit	75,285	123,791

Operating expenses (income):
Selling, general and administrative	79,837	83,727
Research and development	43,662	46,402
Amortization of intangible assets	4,046	4,925
Total net operating expenses	127,545	135,054

Operating loss	(52,260)	(11,263)

Interest (expense) income	(1,815)	32
Other income, net	3,970	3,568

Loss before income taxes, minority interest and equity in loss of affiliated companies	(50,105)	(7,663)
Income tax expense	(4,341)	(2,839)
Minority interest in losses of consolidated subsidiaries	464	556
Net loss	$(53,982)	$(9,946)

Loss per share - Basic and diluted	$(0.45)	$(0.08)

Weighted average shares used in per-share calculation:
- Basic and diluted	120,900	120,600

UTStarcom, Inc.
Condensed Consolidated Statement of Cash Flows
(in thousands)

	March 31,
	2007	2006
	(Unaudited)	(As restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(53,982)	$(9,946)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,744	17,476
Net (gain) loss on sale of asset	(2,699)	4,708
Stock-based compensation expense	2,755	2,425
(Recovery of) provision for doubtful accounts	(5,281)	892
(Recovery of) provision for deferred costs reserves	(1,504)	795
Other	266	(578)
Changes in operating assets and liabilities:
Accounts receivable	60,296	28,787
Inventories	(2,422)	(4,337)
Deferred costs	(5,222)	3,248
Other assets	(31,433)	(6,771)
Accounts payable	(41,324)	18,077
Income taxes payable	5,969	(2,020)
Customer advances	44,298	43,097
Deferred revenue	(11,790)	8,789
Other current liabilities	(79,336)	(50,970)
Net cash provided by (used in) operating activities	(106,665)	53,672
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(5,221)	(3,162)
Proceeds from the disposition of an investment interest	1,800	—
Proceeds from the sale of semiconductor design assets	—	19,965
Change in restricted cash and long-term investments	10,365	(17,037)
Purchase of short-term investments	(15,576)	(17,041)
Proceeds from sale of short-term investments	10,483	13,309
Other	(70)	499
Net cash provided by (used in) investing activities	1,781	(3,467)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	64,621	62,370
Payments on borrowings	(64,676)	(89,948)
Other	(654)	(3,184)
Net cash used in financing activities	(709)	(30,762)
Effect of exchange rate changes on cash and cash equivalents	2,120	2,374
Net increase (decrease) in cash and cash equivalents	(103,473)	21,817
Cash and cash equivalents at beginning of period	661,623	645,571
Cash and cash equivalents at end of period	$558,150	$667,388

Supplemental disclosure of cash flow information:
Cash paid:
Interest	$5,388	$2,511
Income taxes	$2,788	$3,801
Non-cash operating activity:
Accounts receivable transferred to notes receivable	$9,240	$8,977